                                                                   EXHIBIT 11(b)




                               ELECTROSCOPE, INC.



                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                            AND COMMON EQUIVALENT SHARE
                                   (UNAUDITED)




                                                                For the Six Months Ended
                                                             -----------------------------
                                                             September 30,    September 30,
                                                                 1996             1995
                                                             ------------     ------------
NET INCOME (LOSS)                                             $  (717,280)     $  (579,556)
                                                              -----------      -----------
                                                              -----------      -----------

SHARES USED IN SHARE COMPUTATION-
  Common stock shares outstanding (weighted average)            4,724,850        3,662,658


  Treasury stock effect of common stock and
    equivalents issued within one year of the public
    offering at prices less than the public offering price         28,185           82,994
                                                              -----------      -----------
        Shares used in computation                              4,753,035        3,745,652
                                                              -----------      -----------
                                                              -----------      -----------

NET INCOME (LOSS) PER COMMON SHARE AND
  COMMON EQUIVALENT SHARE                                          $(0.15)          $(0.15)
                                                              -----------      -----------
                                                              -----------      -----------



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